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                                                                    EXHIBIT 28.1


PROXY                           READING COMPANY                            PROXY
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 15, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby constitutes and appoints James J. Cotter and S. Craig Tompkins, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Reading Company (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held 10:00 a.m., prevailing time, on October 15, 1996, at The Union League of Philadelphia, 140 South Broad Street, Philadelphia, Pennsylvania for the following purposes and any adjournment thereof, as follows:

  1. ELECTION OF DIRECTORS
      FOR all nominees              WITHHOLD AUTHORITY
       listed below                  TO vote for all
       (except as marked             nominees below.  [_]
       to the contrary
       below).          [_]

  INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the following list: James J. Cotter, Edward L. Kane, John W. Sullivan, Albert J. Tahmoush, Gregory R. Brundage, and
S. Craig Tompkins.

  2. PROPOSAL TO APPROVE THE MERGER AGREEMENT AMONG THE COMPANY, READING ENTERTAINMENT, INC., AND READING MERGER CO. AND THE TRANSACTIONS CONTEMPLATED THEREBY.

                  [_] FOR  [_] AGAINST [_] ABSTAIN

                           (please see reverse side)


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                         (continued from reverse side)
  3. PROPOSAL TO APPROVE THE EXCHANGE AGREEMENT AMONG THE COMPANY, READING ENTERTAINMENT, INC., CRAIG CORPORATION, CRAIG MANAGEMENT INC., CITADEL HOLDING CORPORATION, AND CITADEL ACQUISITION CORP., INC. AND THE TRANSACTIONS CONTEMPLATED THEREBY.

                  [_] FOR  [_] AGAINST [_] ABSTAIN
  4. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

  THIS PROXY WILL BE VOTED AS SPECIFIED. IF A CHOICE IS NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AND FOR EACH OF THE ABOVE PROPOSALS.

                                           Dated: _______________________, 1996

                                           ____________________________________
                                           (Please sign name(s) exactly as
                                           registered)

                                            __________ (If there are co-owners,
                                                            both should sign)

                                           ___________________ Telephone number

  THIS PROXY SHOULD BE DATED, SIGNED BY THE SHAREHOLDER EXACTLY AS SUCH SHAREHOLDER'S NAME APPEARS ON SUCH SHAREHOLDER'S STOCK CERTIFICATE AND RETURNED PROMPTLY TO THE COMPANY, C/O WILMINGTON TRUST COMPANY, P.O. BOX 2111, WILMINGTON, DELAWARE 19885-9472, IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE.